Exhibit 99.1

WEST PHARMACEUTICAL SERVICES COMPLETES SALE OF

DRUG DELIVERY BUSINESS

LIONVILLE, Pa., February 9, 2005 - West Pharmaceutical Services, Inc. (NYSE: WST), the global market leader in closure systems and syringe components for use with injectable drugs, today announced that, effective February 8, 2005, it has completed the sale of a substantial majority interest in its Drug Delivery business to Archimedes Pharma, a new UK-based European specialty pharma company backed by Warburg Pincus. As previously announced on December 27, 2004, the Company’s Drug Delivery division will be classified as “discontinued operation” in the Company’s subsequent financial reports. The Company will continue to operate its clinical services business, which is being held for sale or other disposition.  West received $7.1 million cash, approximately 14% of the stock of Archimedes Pharma, and a royalty interest in certain of Archimedes Pharma’s revenues in exchange for substantially all of its Drug Delivery assets.

About West Pharmaceutical Services, Inc.

West Pharmaceutical Services, Inc. is the world's leading manufacturer of components and systems for injectable drug delivery, including stoppers and seals for vials, and closures and disposable components used in syringe, IV and blood collection systems. West’s customers include the world’s leading pharmaceutical, biotechnology, generic drug and medical device producers. Internationally headquartered in Lionville, Pennsylvania, West supports its partners and customers from 50 locations throughout North America, South America, Europe, Mexico, Japan, Asia and Australia. For more information, visit West at www.westpharma.com.

Cautionary Statement Regarding Forward-Looking Information

Certain statements contained in this press release or in other Company documents and certain statements that may be made by management of the Company orally may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements can be identified by the fact that they do not relate strictly to historic or current facts.  They use words such as “estimate,” “expect,” “intend,” “believe,” “plan,” “anticipate” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or condition. In particular, these include statements concerning future actions, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings and financial results.

Because actual results are affected by risks and uncertainties, the Company cautions investors that actual results may differ materially from those expressed or implied in any forward-looking statement.

It is not possible to predict or identify all such risks and uncertainties, but factors that could cause the actual results to differ materially from expected and historical results include, but are not limited to: successful completion of the disposition of the Company’s drug delivery technologies pursuant to the transactions described in this release, including the Company’s obtaining of necessary approvals and consents to the transaction; the ability of the acquirer of the drug delivery technologies to develop and market products based on those technologies; the Company’s continued ability to operate its clinical services business pending development and execution of a plan for disposing of that business; sales demand, the timing of customers’ projects; continued plant operating efficiencies; the Company’s ability to maintain its market position and pricing in the face of lower-cost competitors, particularly in the European marketplace; the Company’s ability to maintain a favorable mix of value-added products in its portfolio;  continued strong contribution from the Company’s affiliates; strength or weakness of the U.S. dollar; inflation; potential price increases in raw materials, including those that are petroleum-based, and the continued availability of raw materials; and the impact of recent tax legislation relating to repatriation of foreign earnings.

With respect to the explosion and fire at the Company’s Kinston, NC plant, the following factors should also be taken into consideration: delays in receiving customer approvals of the facility and products produced there, and achieving cost-efficient levels of production in the new facility; continuing costs associated with the plant; the unpredictability of existing and future possible litigation related to the explosion and the adequacy of insurance recoveries for costs associated with such litigation; the impact of government actions or investigations affecting the Company; the extent of uninsured costs for, among other things, legal and investigation services and incremental insurance; and regulatory approvals and customer acceptance of goods from alternate sites.

The Company assumes no obligation to update forward-looking statements as circumstances change. Investors are advised, however, to consult any further disclosures the Company makes on related subjects in the Company’s 10-K, 10-Q and 8-K reports.